EXHIBIT 4.49

                    PARTIAL LOAN LIABILITY RELEASE AGREEMENT

     THIS PARTIAL LOAN LIABILITY RELEASE AGREEMENT (this "Agreement") is made as of September 24, 2002, by and among the following parties:

     1.   SOUTHTRUST BANK ("Bank");

     2.   COLOR IMAGING, INC. ("Delaware Color"), a Delaware corporation;

     3.   LOGICAL IMAGING SOLUTIONS, INC. ("Logical"), a California corporation;

     4. KINGS BROTHERS, LLC ("Kings Brothers"), a Georgia limited liability company; and

     5.   DR. SUE-LING WANG ("Dr. Wang).


                                    RECITALS:

     1. Obligations. Delaware Color and Logical (collectively, jointly and severally, "Borrower"), are jointly and severally indebted to Bank under and in regard to various loans and obligations (collectively, the "Obligations") the, including but not limited to the following:

          a. Revolving Loan in the maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) evidenced by and subject to Loan and Security Agreement (as amended, the "Revolving Loan Agreement") dated as of May 5, 2000, between Georgia Color and Bank, as amended and affected by Amendment of Loan Documents dated as of August 30, 2000, Second Amendment of Loan Documents dated as of November 30, 2000, Third Amendment of Loan Documents made as of July 5, 2001, to be effective for all purposes as of June 30, 2001, Fourth Amendment of Loan Documents dated as of November 1, 2001, Fifth Amendment of Loan Documents made as of December 31, 2001, Sixth Amendment of Loan Documents made as of February 2002, and Seventh Amendment of Loan Documents made as of July 5, 2002;

          b. Term Loan (as amended, the "Term Loan") in the original principal amount of One Million Seven Hundred Fifty-Two Thousand Dollars ($1,752,000) evidenced by Installment Note (the "Term Note") dated as of June 24, 1999 from Georgia Color to Bank and Term Loan Agreement (the "Term Loan Agreement") dated as of June 24, 1999 between Georgia Color and Bank, all as amended by Term Loan Documents Modification Agreement dated as of August 30, 2000, among Bank, Delaware Color, Logical, Georgia Color and Alorex Corp.;

          c. Reimbursement Agreement dated as of June 1, 1999, among Georgia Color, Kings Brothers and Bank, as amended by Amendment of Loan Documents dated as of August 30, 2000, among Bank, Delaware Color, Logical, Georgia Color and Alorex Corp.; and

          d. Guaranty Agreement dated as of March 31, 1999 regarding the obligations of Kings Brothers under a Term Loan in the original principal amount of Three Million Seven Hundred Forty-Five Thousand Eight Hundred Seventy-Two Dollars ($3,745,872), evidenced by (i) Term Loan Agreement between Kings Brothers and Bank dated as of March 31, 1999, as amended by First Amendment thereto dated as of June 24, 1999, and (ii) Term Note between Kings Brothers and Bank dated as of March 31, 1999 in the original principal amount of Four Million Seven Hundred Twenty Thousand Dollars ($4,720,000), as amended and restated by Amended and Restated Term Note between Kings Brothers and Bank dated as of June 24, 1999, in the original principal amount of Three Million Seven Hundred Forty-Five Thousand Eight Hundred Seventy-Two Dollars ($3,745,872); and

          e. Patent Security Agreement dated as of August 30, 2000, among Bank, Delaware Color, Logical, Georgia Color and Alorex Corp..

     2. Guarantors. Kings Brothers and Dr. Wang (collectively, "Guarantors") have guaranteed to Bank full payment and performance by Borrower of all the Obligations, and those guaranty obligations remain in full force and effect.

     3. Transaction. Borrower and Guarantors have requested Bank to agree as follows:

          a. To consent to the exchange by Delaware Color of all of the outstanding stock of its wholly-owned subsidiary, Logical, for 1,700,000 shares of common stock of Delaware Color held by Digital Color Print, Inc. ("DCP"), a Nevada corporation, and a warrant to purchase shares of the common stock of Logical or DCP, as set forth in the Share Exchange Agreement (the "Share Exchange Agreement") among Delaware Color, Logical, DCP and the shareholders of DCP;

          b. To release Logical from its obligations under the Obligations; and

          c. To release Bank's liens on the assets of Logical.

Bank has agreed to such requests, subject to the execution and delivery of this Agreement.

     NOW THEREFORE, for and in consideration of ONE HUNDRED DOLLARS ($100) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

     1. Recitals; Definitions. The foregoing recitals are true and correct and are hereby incorporated herein by this reference. All capitalized terms utilized herein, not defined herein but defined in the Loan Agreement shall have the definitions ascribed thereto in the Loan Agreement.

     2. Release of Liability. Effective upon consummation (the "Closing") of the transactions set forth in the Share Exchange Agreement but not before or otherwise, Bank releases Logical from all liabilities and obligations arising under the Obligations after the Closing, expressly reserving, however, liability under the express provisions of this Amendment. Notwithstanding the immediately preceding sentence, (a) Logical shall remain liable for all liabilities and obligations due and payable or to be performed prior to the Closing and (b) if at any time all or any part of any payment applied by Bank to any of the Obligations prior to Closing must be returned by Bank for any reason, whether upon the claim of a preference, fraudulent transfer, prior lien or other claim of a creditor, debtor in possession, trustee in bankruptcy or other representative of creditors of Borrower, or otherwise, and whether by court


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

order, administrative order or non-judicial settlement, the obligations of Logical shall be reinstated and Logical shall be liable for the full amount returned as if such amount had never been received by Bank. Further, if the transaction described in the Share Exchange Agreement or any portion thereof is hereafter rescinded or reversed under bankruptcy law, creditors' or debtors' rights law or otherwise, whether as a preference, a fraudulent conveyance or otherwise, Logical shall be deemed, for all purposes and without the execution and delivery of any further documentation, to have re-assumed all of the Obligations retroactive to the date of Closing.

     3. Release of Collateral. Upon effectiveness of the release of liability pursuant to the foregoing Section 2, Bank shall release all liens, security interests and encumbrances owned by Bank on any personal property of Logical. Bank shall execute and deliver such instruments as are required to release all such liens, security interests and encumbrances promptly upon Logical's delivering to Bank the instruments required to evidence such releases. Notwithstanding the immediately preceding sentence, if the transaction described in the Share Exchange Agreement or any portion thereof is hereafter rescinded or reversed under bankruptcy law, creditors' or debtors' rights law or otherwise, whether as a preference, a fraudulent conveyance or otherwise, the liens, security interest of encumbrances of Bank in the personal property of Logical shall be deemed, for all purposes and without the execution and delivery of any further documentation, to be reimposed on the assets of Logical. The immediately preceding sentence shall be included in the release instruments executed by Bank.

     4. Delaware Color and Guarantors. Delaware Color and each of the Guarantors consents to the execution of this Agreement, the release of Logical and the release of the collateral described above and confirms that its obligations under and in regard to the Obligations remain in full force and effect.

     5.  Conditions.  Bank's  agreements  set forth  herein  are  subject to and
conditioned   upon   satisfaction   of  the   following   conditions  to  Bank's
satisfaction:

          a. Costs. Payment by Borrower of all Bank's costs and expenses in regard to the investigation, review and approval of this transaction, the preparation of this Agreement and all documents and agreements required hereby and the administration thereof, including, without limitation, (i) all legal fees, expenses and disbursements and other actual third-party expense reimbursements incurred or sustained by Bank in connection with this transaction, (ii) all recording and filing fees, intangibles taxes, documentary and revenue stamps, other taxes or other expenses and charges payable in connection with this Agreement or any agreements or instruments executed in connection herewith and (iii) all costs, expenses (including fees and expenses of outside consultants), related to the administration of the transactions contemplated hereby.

          b. Other Documents. The execution and delivery of such other documents and agreements as Bank shall require to evidence and consummate the transactions described herein.

     6. General Provisions.

          a. Legal Counsel. Borrower acknowledges and agrees that legal counsel to Bank does not represent Borrower as Borrower's attorney, that Borrower has retained (or has had an opportunity to retain) counsel of its own choice and has not and will not rely upon any advice from Bank's counsel. In no event shall Borrower's reimbursement of expenses pursuant to this Agreement(even if effected by payment directly by Borrower to Bank's counsel) be deemed to establish any attorney-client relationship between Borrower and Bank's counsel.

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

          b. No Waiver. The execution and delivery of this Agreement does not constitute, and shall not be construed as, a waiver by Bank of any default or Event of Default under any document, agreement or instrument. No delay or omission of Bank or any subsequent holder of the obligations of Borrower to Bank to exercise any right, remedy, power or privilege after the occurrence of such default or Event of Default shall be construed as a waiver of any such default, or acquiescence therein.

          c. Headings. The headings of the articles, sections, paragraphs and subdivisions of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

          d. Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Bank, notwithstanding any investigation made by or on behalf of Bank, and shall survive the execution and delivery to Bank of this Amendment. All the terms and conditions of the instruments and agreements amended by this Agreement are hereby ratified, affirmed and approved as herein amended.

          e. Continuing Obligation; Benefits. This Amendment, and each and every provision hereof, is a continuing obligation and shall (i) be binding upon each of the parties hereto and their respective heirs, representatives, successors and assigns, and (ii) inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors and assigns; provided, that none of Delaware Color or Guarantors or any thereof may assign all or any part of this Agreement without the prior written consent of Bank, which consent may be granted or withheld in the sole discretion of Bank.

          f. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

          g. Standard of Review. Any document, writing or instrument required or permitted to be delivered to Bank under this Agreement shall be deemed satisfactory only if approved by Bank in the exercise of its sole discretion, and any act or approval permitted to be done by Bank under this Agreement shall be in Bank's sole discretion.

          h. Miscellaneous. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Bank. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. Any provision in this Agreement which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provisions hereof.

          i. General Waivers. To the fullest extent permitted by Applicable Law, Delaware Color and Guarantors waive (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Obligors may in any way be liable; (ii) notice prior to Bank's taking possession or control of any


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

     collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of Bank's remedies, including the issuance of an immediate writ of possession; (iii) the benefit of all valuation, appraisement and exemption laws; (iv) any right upon payment in full of the Obligations to require Bank to terminate its security interest in any collateral until the execution of an agreement indemnifying Bank from any loss or damage Bank may incur as the result of dishonored checks or other items of payment received by Bank from any obligor or any Account Debtor and applied to the obligations owed to Bank; and (v) notice of Bank's acceptance hereof or of any document required hereby.

          j. Loan Documents. From and after the date hereof, all references in any of the Loan Documents to any document or agreement amended by this Agreement shall mean and refer to such document or agreement as amended by this Amendment.

          k. Representations and Warranties. The parties hereto, and the individuals executing this Agreement on behalf of all entity signatories hereto, represent and warrant to Bank that (a) each entity is in existence and in good standing under the laws of the state of Georgia and their respective states of organization, (b) the Articles of Incorporation and Bylaws of all entities have not been amended since June 30, 2001, and (c) the execution and delivery of this Agreement have been authorized by all requisite corporate action by and on behalf of all entities. Delaware Color and Guarantors hereby reaffirm and restate each and every warranty and representation set forth in the Loan Agreement and the other documents evidencing, securing or otherwise relating to the Obligations.

          l. Release. Delaware Color, Logical, Kings Brothers and Dr. Wang hereby waive, release and discharge Bank from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Obligations and any documents, agreements, dealings, or other matters connected with the Obligations, including, without limitation, all known and unknown matters, claims, transactions, or things occurring prior to the date of Closing.

          m. No Novation. This Agreement shall not constitute a novation of the Obligations or of the terms and provisions of the documents evidencing, securing and otherwise relating to the Obligations shall remain valid and in full force and effect as amended here.

          n. No Waiver or Implication. Nothing herein shall constitute a waiver by Bank of any default, whether known or unknown, which may exist under the Loan Documents. No action, inaction or agreement by Bank, including, without limitation, any release, extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security or obligors for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Bank. Delaware Color and Guarantors hereby acknowledge and agree that Bank has made no agreement, and is in no way obligated, to grant any future release, extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.



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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed under seal as of the date first above written.


                                 SOUTHTRUST BANK

                                 By:  /s/ Scott M. Smith
                                     -------------------------------------------
                                          Scott M. Smith
                                 Its:     Assistant Vice President

                                                   [BANK SEAL]


                                 COLOR IMAGING, INC., a Delaware corporation

                                 By:  /s/ Morris E. Van Asperen
                                     -------------------------------------------
                                          Morris E. Van Asperen
                                 Its:     Executive Vice President


                                 Attest: /s/ Chia-an Shieh
                                         ---------------------------------------
                                             Chia-an Shieh
                                 Its:        Assistant Secretary


                                               [CORPORATE SEAL]


                                 LOGICAL IMAGING SOLUTIONS, INC., a
                                 California corporation


                                 By:  /s/ Michael W. Brennan
                                     -------------------------------------------
                                          Michael W. Brennan
                                 Its:     Chief Executive Officer


                                 Attest: /s/ Alan J. Spatz
                                         ---------------------------------------
                                             Alan J. Spatz
                                 Its:        Assistant Secretary


                                          [CORPORATE SEAL]


                                 KINGS BROTHERS, LLC, a Georgia limited
                                 liability company


                                 By:  /s/ Sueling Wang  (SEAL)
                                     -------------------------------------------
                                          Sueling Wang
                                 Its:     Managing Member

                                     /s/ Dr. Sueling Wang  (SEAL)
                                 -----------------------------------------------
                                          Dr. Sueling Wang

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